Exhibit 10.8

FORM OF PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the effective date set forth on the attached notice of grant (the “Grant Notice”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the employee set forth on the Grant Notice (“Employee”).

1.    Award. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2014 LONG TERM INCENTIVE PLAN (the “Plan”), the number of shares (the “Restricted Shares”) of the Company’s common stock set forth in the Grant Notice shall be issued as hereinafter provided in Employee’s name, subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Employee (which shall be demonstrated by Employee’s execution of the Grant Notice) and upon satisfaction of the conditions of this Agreement and the Grant Notice. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

2.    Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)    Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee’s employment with the Company for any reason other than death or Disability (as hereinafter defined), Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as the “Forfeiture Restrictions.” For purposes of this Agreement, the term “Disability” shall mean that Employee has become disabled within the meaning of section 409A(a)(2)(C) of the Code and applicable administrative authority thereunder.

(b)    Lapse of Forfeiture Restrictions. With respect to each Performance Period (as defined on Exhibit A hereto, which Exhibit is fully incorporated herein by this reference), the Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the performance-based vesting schedule set forth on Exhibit A (the “Vesting Schedule”), provided that Employee has been continuously employed by the Company from the date of this Agreement through the date that the Committee certifies the results for such Performance Period. To the extent that performance target(s) are not achieved in a particular Performance Period, if they are determined by the Committee to be achieved on a cumulative basis with respect to such Performance Period during any subsequent Performance Period during the Term, in accordance with the provisions of Exhibit A, then the Forfeiture Restrictions shall

Exhibit 10.8

lapse as to the corresponding percentage of Restricted Shares set forth with respect to such Performance Period on the Vesting Schedule. To the extent that the performance target(s) with respect to any Performance Period(s) are not achieved during the Term of this Agreement in accordance with the requirements of Exhibit A, the corresponding percentage of Restricted Shares as set forth on the Vesting Schedule with respect to such Performance Period(s) shall be forfeited to the Company. The Company shall not issue fractional shares and shall round to the nearest whole share when calculating vesting and lapsing of the Forfeiture Restrictions. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Employee’s employment with the Company is terminated by reason of death or Disability.

(c)    Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock (“Stock Dividends”) shall be subject to the Forfeiture Restrictions). Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares and any Stock Dividends thereon until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares and any Stock Dividends thereon. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares and any Stock Dividends thereon occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. On the date of this Agreement, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares and any Stock Dividends thereon. As soon as practicable following the lapse of the Forfeiture Restrictions without forfeiture as to any portion of the Restricted Shares and any Stock Dividends thereon, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Employee is a party) in the name of Employee in exchange for the certificate evidencing the Restricted Shares and any Stock Dividends thereon. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Employee’s benefit at a brokerage/financial institution selected by the Company. Employee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Employee’s behalf.

(d)    Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock,

Exhibit 10.8

securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

3.    Withholding of Tax/Tax Election. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve. In addition, the Company may withhold unrestricted shares of stock of the Company (valued at their fair market value on the date of withholding of such shares) otherwise to be issued upon the lapse of the Forfeiture Restrictions or from any cash compensation otherwise payable to the Employee to satisfy its withholding obligations. To the extent applicable, if Employee makes the election authorized by section 83(b) of the Code in connection with the award of the Restricted Shares, Employee shall submit to the Company a copy of the statement filed by Employee to make such election.

4.    Status of Stock. Employee agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal, state or applicable non-U.S. law, or the Company’s Code of Conduct. Employee also agrees that (a) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee or a consultant of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or any successor corporation. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment or engagement as a consultant by the Company or affect in any way the right of the Company to terminate such employment or consulting relationship at any time, subject to applicable law. Unless otherwise expressly provided in a written employment or consulting agreement or by applicable law, Employee’s employment or engagement as a consultant by the Company shall be on an at-will basis, and the employment and/or consulting relationship may be terminated at any time by either Employee or the Company for any reason whatsoever, with or without cause, subject to applicable law. Any question as to whether and when there has been a termination of such employment and/or consulting relationship, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

Exhibit 10.8

6.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at his principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

7.    Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and constitute the entire agreement between Employee and the Company with respect to the subject matter of this Agreement; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company and Employee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

8.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

9.    Forfeiture (“Clawback”) Policy. Notwithstanding any other provision of this Agreement to the contrary, any Restricted Shares granted and/or shares issued hereunder, and/or any amount received with respect to any sale of any such shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy (“Policy”) established by the Company to comply with any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and Employee expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy or applicable law without further consent or action being required by Employee. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

10.    Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Exhibit 10.8

EXHIBIT A
TO
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
VESTING SCHEDULE

Vesting in General: The term of this Agreement (the “Term”) shall commence on [Insert], and end on [Insert]. With respect to each fiscal year of the Company ending respectively on [Insert] (each, a “Performance Period”), a percentage of the Restricted Shares and any Stock Dividends thereon shall vest according to the Vesting Schedule set forth below based upon the satisfaction of the performance targets described below (the “Performance Targets”) for such Performance Period; provided, however, that if vesting does not occur with respect to the Restricted Shares and any Stock Dividends thereon that are first subject to vesting as a result of the Company’s performance with respect to a particular Performance Target during such Performance Period, such Restricted Shares and any Stock Dividends thereon may become vested upon the satisfaction of such Performance Target on a cumulative basis during multiple consecutive Performance Periods during the Term, as described below.

Performance Period End Date	Performance Target	Number of Shares Subject to Vesting
[Insert]	[Insert]	[Insert]

For sake of clarity, each [Insert] share increment of the Restricted Shares (and any Stock Dividends thereon) shall vest on the basis of the achievement of a single Performance Target in a particular Performance Period (or cumulatively, in multiple Performance Periods, as described below), without regard to the Company’s performance with respect to the other Performance Targets during such Performance Period.

Performance Targets: In order to achieve the vesting of the numbers of Restricted Shares and any Stock Dividends thereon for a particular Performance Target in a particular Performance Period as set forth in the Vesting Schedule, the corresponding Performance Target (as described below) must be met for such Performance Period, based upon the results from the Company’s operations as published in the Company’s filings with the Securities Exchange Commission, and certified by the Committee.

[1.	Gross Margin: The Company must have a total gross margin of [__]% for such Performance Period.

2.
Same Store Revenue Growth: The Company’s same store revenue growth (expressed as a percentage and based on total revenue) for such Performance Period shall be at or above the median same store revenue growth for the Peer Organizations (as may be defined from time to time) for such Performance Period.

3.	Reduction of SG&A: The Company must experience a reduction of sales, general and administrative (“SG&A”) expenses, expressed as a percentage of gross profit, during such

Exhibit 10.8

Performance Period to at least the level corresponding to such Performance Period as set forth in the schedule below:

Calendar Year	Level of SG&A Expenses

[Insert]	[Insert]

Peer Organizations: “Peer Organizations” for purposes of the Same Store Revenue Growth performance target include publicly traded companies in the automotive retail sector as may be more specifically defined from time to time.]

No company shall be added to, or removed from, such list of Peer Organizations during the term of this Agreement; provided, however, that a company shall be removed from such list of Peer Organizations for a Performance Period if (a) during such period, (i) such company ceases to maintain publicly available statements of operations prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company), (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company), or (iv) such company is dissolved and liquidated, or (b) more than 20% of such company’s revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) for any fiscal year of such company that ends during such Performance Period are attributable to the operation of businesses other than automotive retail sales and such company does not provide publicly available statements of operations with respect to its automotive retail business that are separate from the statements of operations provided with respect to its other businesses. Any organization that is removed from such list of Peer Organizations pursuant to the provisions of this paragraph shall not be included in the list of Peer Organizations for any subsequent Performance Period after the Performance Period in which it was so removed.
Calculations of whether the Performance Targets have been achieved under this Agreement shall be based upon the Company’s and the Peer Organizations’ respective financial results as described in their respective regularly prepared and publicly available consolidated statements of operations prepared in accordance with GAAP. Notwithstanding the foregoing, in the event that an Extraordinary Event (as defined below) occurs during any Performance Period, the Committee shall determine whether the Performance Targets have been met by the Company with respect to such Performance Period by using financial information of the Company and, to the extent publicly available, for the Peer Organizations, that is adjusted to exclude the portion of the Company’s (and, as applicable, the Peer Organizations’) financial results attributable to dealerships located in the geographic area(s) and/or business line(s) impacted by such Extraordinary Event, as applicable.
For purposes of this Agreement, “Extraordinary Event” shall mean:

Exhibit 10.8

1.
The occurrence of a natural disaster in a county or parish in which a dealership of the Company is located, if such natural disaster results in the declaration by the federal government that the county or parish has experienced a major disaster or, in the case of a dealership located in the United Kingdom, a declaration is made by the applicable governmental authority that the county or parish in which such dealership is located experienced a disaster that entitles persons in such county to apply for governmental disaster assistance.

2.
The discontinuation of the production of new automobiles by an automobile manufacturer that supplies Company dealerships or the loss by the Company or particular dealerships of the Company of franchise rights from such a manufacturer.

Cumulative Vesting Opportunity: Notwithstanding the foregoing, if in any Performance Period during the Term (other than the Performance Period for the fiscal year ending [Insert]), the Company did not achieve any of the Performance Target set forth above as to such Performance Period, Employee will continue to have the opportunity to satisfy such Performance Target(s) on a cumulative basis. A Performance Target will be determined by the Committee to have been satisfied with respect to a particular Performance Period on a cumulative basis if, taking into account the average rate of the Company’s performance as to such Performance Target based on all completed Performance Periods during the Term prior to the date of determination, the Company achieved such Performance Target.

Exhibit 10.8

GROUP 1 AUTOMOTIVE, INC.
2014 LONG TERM INCENTIVE PLAN

APPENDIX TO PERFORMANCE BASED
RESTRICTED STOCK AGREEMENT
ADDITIONAL TERMS AND CONDITIONS
FOR INTERNATIONAL EMPLOYEES

TERMS AND CONDITIONS

This Appendix, which is part of the Agreement, contains additional terms and conditions that govern the Restricted Stock granted to the Employee under the Plan if he or she resides outside the United States. The terms and conditions in Part A apply to all Employees outside the United States. The country-specific terms and conditions and/or notifications in Part B will also apply to the Employee if he or she resides in one of the countries listed below. Unless otherwise defined, capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

NOTIFICATIONS

This Appendix also includes information regarding exchange controls and certain other issues of which the Employee should be aware with respect to participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of June 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Employee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the Employee vests in the Restricted Shares or sell shares of common stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result. Accordingly, the Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s situation.

Finally, if the Employee is a citizen or resident, or is considered a resident, of a country other than the one in which he or she is currently working, or transferred employment after the Restricted Shares were granted to him or her, the information contained herein may not be applicable. In addition, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to you under these circumstances.

ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES

Exhibit 10.8

A.    ALL NON-U.S. COUNTRIES ADDITIONAL TERMS AND CONDITIONS

The following additional terms and conditions will apply to the Employee if he or she resides in any country outside the United States.

Responsibility for Taxes. The following section replaces Section 3 of the Agreement in its entirety:

The Employee acknowledges that, regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee (“Tax-Related Items”) is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares, including, but not limited to, the grant or vesting of the Restricted Shares, the subsequent sale of shares of common stock acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Shares to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Employee authorizes the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods: (i) requiring payment by the Employee to the Company, on demand, by cash, check or other method of payment as may be determined acceptable by the Company; (ii) withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer; (iii) withholding from proceeds of the sale of shares of common stock at vesting of the Restricted Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization) without further consent; or (ii) withholding shares of common stock at vesting of the Restricted Shares.

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of common stock, for tax purposes, the Employee is deemed to have been issued the full number of shares of common stock subject to the vested Restricted Shares,

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ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES

Exhibit 10.8

notwithstanding that a number of the shares of common stock are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Employee agrees to pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of common stock, if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.

Nature of Grant. The following section is added to Section 5 of the Agreement:

In accepting the grant, the Employee acknowledges, understands and agrees that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (2) all decisions with respect to future Restricted Share or other grants, if any, will be at the sole discretion of the Company; (3) the Employee is voluntarily participating in the Plan; (4) the Restricted Shares are not intended to replace any pension rights or compensation; (5) the future value of the underlying shares of common stock is unknown, indeterminable and cannot be predicted with certainty; (6) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Shares resulting from the termination of the Employee’s employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any), and in consideration of the grant of the Restricted Shares to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or the Employer, waives the Employee’s ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (7) for purposes of the Restricted Shares, the Employee’s employment or service relationship will be considered terminated as of the date the Employee is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any) and unless otherwise expressly provided in these Terms and Conditions or determined by the Company, the Employee’s right to vest in the Restricted Shares under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any); the Company shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of the Employee’s Restricted Share grant (including whether the Employee may still be

3
ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES

Exhibit 10.8

considered to be providing services while on an approved leave of absence); (8) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Shares and the benefits evidenced by these Terms and Conditions do not create any entitlement to have the Restricted Shares or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; (9) the Restricted Shares and the shares of common stock subject to the Restricted Shares, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; and (10) the Employee acknowledges and agrees that neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Restricted Shares or of any amounts due to the Employee pursuant to the settlement of the Restricted Shares or the subsequent sale of any shares of common stock acquired upon settlement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying shares of common stock. The Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in the Agreement and any other Restricted Share grant materials (“Data”) by and among, as applicable, the Employer, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Employee understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that the recipients of the Data may be located in the United States or elsewhere (including outside the EEA), and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients

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ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES

Exhibit 10.8

of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that the Employee is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke the Employee’s consent, the Employee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Restricted Shares or other equity awards or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing the Employee’s consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local human resources representative.

Language. If the Employee has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

B.    COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS AND NOTIFICATIONS
BRAZIL

TERMS AND CONDITIONS
Compliance with Law. By accepting the Restricted Shares, the Employee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Restricted Shares, the receipt of any dividends, and the sale of shares of common stock acquired under the Plan.

NOTIFICATIONS
Exchange Control Information. If the Employee is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of common stock.

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ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES

Exhibit 10.8

UNITED KINGDOM

TERMS AND CONDITIONS
U.K. Sub-Plan. The terms of the U.K. Sub-plan apply to the grant of Restricted Shares.

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ADDITIONAL TERMS AND CONDITIONS FOR INTERNATIONAL EMPLOYEES